EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2022 FIRST QUARTER RESULTS
Reports Strong Results, Momentum Continues in the Second Quarter

LIVERMORE, Calif. — April 27, 2022 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2022 ended March 26, 2022. Quarterly revenues were $197.2 million, a decrease of 3.8% compared to $205.0 million in the fourth quarter of fiscal 2021, and an increase of 5.6% from $186.6 million in the first quarter of fiscal 2021.

•Delivered revenue at the high end of outlook range, non-GAAP gross margin and EPS that exceeded outlook range
•Achieved record GAAP and non-GAAP operating income, non-GAAP net income, and free cash flow
•Recognized by Intel as a 2022 EPIC award program Distinguished Supplier

“FormFactor again posted strong results in the first quarter, delivering the second-highest quarterly revenue in Company history and exceeding the non-GAAP gross margin and operating margin levels of our target financial model,” said Mike Slessor, CEO of FormFactor, Inc. “These results demonstrate the resilience and agility of our team and operational model, and demonstrate progress towards our target financial model that delivers two dollars of non-GAAP earnings per share on eight-hundred-fifty-million dollars of revenue.”

First Quarter Highlights

On a GAAP basis, net income for the first quarter of fiscal 2022 was $29.9 million, or $0.38 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2021 of $25.9 million, or $0.33 per fully-diluted share, and net income for the first quarter of fiscal 2021 of $19.6 million, or $0.25 per fully-diluted share. Gross margin for the first quarter of fiscal 2022 was 47.8%, compared with 43.7% in the fourth quarter of fiscal 2021, and 41.1% in the first quarter of fiscal 2021.

On a non-GAAP basis, net income for the first quarter of fiscal 2022 was $38.7 million, or $0.49 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2021 of $34.7 million, or $0.44 per fully-diluted share, and net income for the first quarter of fiscal 2021 of $30.8 million, or $0.38 per fully-diluted share. On a non-GAAP basis, gross margin for the first quarter of fiscal 2022 was 49.0%, compared with 44.3% in the fourth quarter of fiscal 2021, and 45.0% in the first quarter of fiscal 2021.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the first quarter of fiscal 2022 was $44.2 million, compared to $38.9 million for the fourth quarter of fiscal 2021, and $32.4 million for the first quarter of fiscal 2021. Free cash flow for the first quarter of fiscal 2022 was $28.7 million, compared to free cash flow for the fourth quarter of fiscal 2021 of $23.9 million, and free cash flow for the first quarter of 2021 of $19.2 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “Our strong momentum continues in the second quarter, as we manage through a variety of labor and supply chain challenges to utilize our capacity additions in meeting growing customer demand for our products.”

For the second quarter ending June 25, 2022, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$203 million +/- $6 million	—	$203 million +/- $6 million
Gross Margin	45.5% +/- 1.5%	$3 million	47% +/- 1.5%
Net income per diluted share	$0.31 +/- $0.04	$0.12	$0.43 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, and amortization of intangibles and fixed asset fair value adjustments due to acquisitions.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through May 4, 2022, 4:25 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 7148848. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three months ended March 26, 2022, and for outlook provided before, as well as for the comparable periods of fiscal 2021, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from metrology and inspection, characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited, to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as infectious diseases and pandemics (including the current COVID-19 pandemic), military conflicts, political volatility and similar factors (including developments related to Ukraine and Russia), operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We are operating in an environment with especially substantial uncertainties arising from the COVID-19 pandemic, including with respect to its current and future impact on our operations, workforce, manufacturing capacity, customer demand, supply chain, macroeconomic environment and other important aspects of our business. In addition, there are varying barriers to international trade, including restrictive trade and export regulations, dynamic tariffs, trade disputes between the U.S. and other countries, including China, and national security developments or tensions, that may substantially restrict or condition our sales certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 26, 2022	December 25, 2021	March 27, 2021
Revenues	$197,174	$204,998	$186,636
Cost of revenues	102,950	115,439	109,930
Gross profit	94,224	89,559	76,706
Operating expenses:
Research and development	27,134	25,411	24,046
Selling, general and administrative	32,906	32,358	30,015
Total operating expenses	60,040	57,769	54,061
Operating income	34,184	31,790	22,645
Interest income	138	106	194
Interest expense	(192)	(155)	(180)
Other income, net	192	459	172
Income before income taxes	34,322	32,200	22,831
Provision for income taxes	4,450	6,303	3,206
Net income	$29,872	$25,897	$19,625
Net income per share:
Basic	$0.38	$0.33	$0.25
Diluted	$0.38	$0.33	$0.25
Weighted-average number of shares used in per share calculations:
Basic	78,246	78,220	77,598
Diluted	79,468	79,121	79,988

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 26, 2022	December 25, 2021	March 27, 2021
GAAP Revenue	$197,174	$204,998	$186,636
Adjustments:
Amortization of deferred revenue fair value adjustments due to acquisitions	—	—	125
Non-GAAP Revenue	$197,174	$204,998	$186,761

GAAP Gross Profit	$94,224	$89,559	$76,706
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,168	1,197	5,998
Stock-based compensation	1,078	1,394	1,335
Restructuring charges	139	(1,285)	—
Non-GAAP Gross Profit	$96,609	$90,865	$84,039

GAAP Gross Margin	47.8%	43.7%	41.1%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.6%	0.5%	3.2%
Stock-based compensation	0.5%	0.7%	0.7%
Restructuring charges	0.1%	(0.6)%	—%
Non-GAAP Gross Margin	49.0%	44.3%	45.0%

GAAP operating expenses	$60,040	$57,769	$54,061
Adjustments:
Amortization of intangibles	(1,561)	(1,569)	(1,715)
Stock-based compensation	(6,442)	(6,405)	(5,742)
Restructuring charges	(174)	(142)	—
Acquisition related expenses	—	—	(166)
Non-GAAP operating expenses	$51,863	$49,653	$46,438

GAAP operating income	$34,184	$31,790	$22,645
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,729	2,766	7,713
Stock-based compensation	7,520	7,799	7,077
Restructuring charges	313	(1,143)	—
Acquisition related expenses	—	—	166
Non-GAAP operating income	$44,746	$41,212	$37,601

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 26, 2022	December 25, 2021	March 27, 2021
GAAP net income	$29,872	$25,897	$19,625
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,729	2,766	7,713
Stock-based compensation	7,520	7,799	7,077
Restructuring charges	313	(1,143)	—
Acquisition related expenses	—	—	166
Income tax effect of non-GAAP adjustments	(1,725)	(657)	(3,806)
Non-GAAP net income	$38,709	$34,662	$30,775

GAAP net income per share:
Basic	$0.38	$0.33	$0.25
Diluted	$0.38	$0.33	$0.25

Non-GAAP net income per share:
Basic	$0.49	$0.44	$0.40
Diluted	$0.49	$0.44	$0.38

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 26, 2022	March 27, 2021
Cash flows from operating activities:
Net income	$29,872	$19,625
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,960	6,130
Amortization	2,369	6,805
Stock-based compensation expense	7,520	7,077
Provision for excess and obsolete inventories	2,501	3,394
Non-cash restructuring charges	150	—
Other activity impacting operating cash flows	(5,217)	(10,675)
Net cash provided by operating activities	44,155	32,356
Cash flows from investing activities:
Acquisition of property, plant and equipment	(15,606)	(13,470)
Purchases of marketable securities, net	(5,472)	(26,452)
Net cash used in investing activities	(21,078)	(39,922)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(9,397)	(5,738)
Proceeds from issuances of common stock	5,687	5,487
Tax withholdings related to net share settlements of equity awards	(72)	(1,141)
Principal repayments on term loans	(2,234)	(2,376)
Net cash used in financing activities	(6,016)	(3,768)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,142)	(1,456)
Net increase (decrease) in cash, cash equivalents and restricted cash	15,919	(12,790)
Cash, cash equivalents and restricted cash, beginning of period	155,342	191,098
Cash, cash equivalents and restricted cash, end of period	$171,261	$178,308

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended
	March 26, 2022	December 25, 2021	March 27, 2021
Net cash provided by operating activities	$44,155	$38,927	$32,356
Adjustments:
Cash paid for interest	163	147	173
Acquisition related payments in working capital	—	—	166
Capital expenditures	(15,606)	(15,143)	(13,470)
Free cash flow	$28,712	$23,931	$19,225

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 26, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$167,182	$151,010
Marketable securities	129,174	125,055
Accounts receivable, net of allowance for doubtful accounts	113,505	115,541
Inventories, net	125,590	111,548
Restricted cash	2,026	2,233
Prepaid expenses and other current assets	18,671	18,652
Total current assets	556,148	524,039
Restricted cash	2,053	2,099
Operating lease, right-of-use-assets	35,764	35,210
Property, plant and equipment, net of accumulated depreciation	152,179	146,555
Goodwill	211,553	212,299
Intangibles, net	33,638	36,342
Deferred tax assets	62,746	61,995
Other assets	2,799	1,981
Total assets	$1,056,880	$1,020,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,378	$57,862
Accrued liabilities	47,438	50,836
Current portion of term loans, net of unamortized issuance costs	6,790	8,931
Deferred revenue	27,002	23,224
Operating lease liabilities	8,049	7,901
Total current liabilities	154,657	148,754
Term loans, less current portion, net of unamortized issuance costs	15,175	15,434
Deferred tax liabilities	3,131	3,623
Long-term operating lease liabilities	31,366	31,009
Other liabilities	5,878	5,920
Total liabilities	210,207	204,740

Stockholders’ equity:
Common stock	78	78
Additional paid-in capital	902,994	898,945
Accumulated other comprehensive loss	(4,477)	(1,449)
Accumulated deficit	(51,922)	(81,794)
Total stockholders’ equity	846,673	815,780
Total liabilities and stockholders’ equity	$1,056,880	$1,020,520

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP revenue, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, revenue, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F